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                                                        Exhibit 99(4)



                           ANTHEM ELECTRONICS, INC.


              This Proxy is Solicited by the Board of Directors.
         Proxy for Special Meeting of Stockholders, November 22, 1994


The undersigned hereby appoints Robert S. Throop and Wayne B. Snyder, and any one of them, with full power of substitution, as proxy or proxies of the undersigned to vote all shares of stock of ANTHEM ELECTRONICS, INC. which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders to be held on November 22, 1994 at 10:30 A.M., local time, at the executive offices of the corporation, 1160 Ridder Park Drive, San Jose, California, or any adjournments thereof, as set forth on the reverse hereof:


          Please Return This Proxy Promptly in the Enclosed Envelope


Management recommends a vote FOR

1. Authority to vote FOR the approval and adoption of an Agreement and Plan of Merger, which provides for the merger of a wholly owned subsidiary of Arrow Electronics, Inc. with and into Anthem, all on the terms and subject to the conditions set forth in such Agreement.

FOR  /  /  AGAINST  /  /  ABSTAIN  /  /

2. In accordance with their discretion upon such other matters as may properly come before the meeting or any adjournments thereof.

Please mark your / X /
votes as this


                      This proxy is being solicited by the management and will be voted as specified. If not otherwise specified, it will be voted for the proposal described in item 1 above.

                      Dated:                                             , 1994
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                      Signature of Stockholder(s)

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                      Signature of Stockholder(s)


Please sign exactly as name appears to the left. When signing as attorney, administrator, executor, guardian or trustee, please add your full title as such. If shares are registered in the names of joint tenants or trustees, each joint tentant or trustee should sign.